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                                                                    Exhibit 23.1

Board of Directors
Essentially Yours Industries, Inc.
Las Vegas, Nevada



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated October 24, 2002, on the financial statements of Essentially Yours Industries, Inc. as of June 30, 2002 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

November 8, 2002